                              RESCISSION AGREEMENT

THIS RESCISSION AGREEMENT dated January __, 2001, between and among SKINTEK
LABS, INC., a Florida corporation ("Skintek"), ULTIMATE WARLOCK, INC., a
California corporation ("Ultimate"), and the shareholders of Skintek who have executed a copy of this Agreement (the "Shareholders").

                                   WITNESSETH:

WHEREAS, on September 13, 2000, and pursuant to an Agreement dated as of
August 15, 2000, as amended by the Amendment to the Agreement, dated September
8, 2000 (the "Agreement") between and among the parties hereto Skintek purchased
1,090,135 of the outstanding capital stock of Ultimate in exchange for the issuance to the Shareholders of an aggregate of 3,205,916 shares of Common Stock of Skintek; and

WHEREAS, said stock of Ultimate, which is engaged in the manufacture and sale of offshore racing boats, was owned by the Shareholders; and

WHEREAS, the premises on which the parties entered into the Agreement were mistaken and the parties desire to rescind the Agreement and the purchase of
Ultimate shares thereunder; and

WHEREAS, the parties have agreed to such rescission; and

WHEREAS, as a part of such rescission the Shareholders are delivering to
Skintek all common shares of Skintek received by them and receiving all common shares of Ultimate delivered by them pursuant to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree to rescind the Agreement and the sale of Ultimate to Skintek thereunder as follows:

        1. The Agreement and all documents executed pursuant thereto or in connection therewith by the parties hereto are hereby rescinded and shall be null and void and of no force and effect.

        2. Skintek agrees to immediately deliver to Shareholders certificates representing all of the 1,090,135 shares of Common Stock of Ultimate (the
"Ultimate Shares"), acquired by Skintek under the Agreement, said certificates to be in due form for transfer and said certificates and the shares represented thereby to be free and clear of all security interests, liens and encumbrances whatsoever.

        3. Shareholders agree to immediately deliver to Skintek Certificates aggregating 3,205,916 shares of Common Stock of Skintek (the "Skintek Shares"), representing all of the shares of Skintek originally issued by Skintek to the
Shareholders under the Agreement, said certificates to be in due form for transfer and said certificates and the shares represented thereby to be free and clear of all security interests, liens and encumbrances.

        4. Without limiting the generality of paragraph 1 hereof: (i) the obligations of Skintek under any employment agreements between Skintek and any of the Shareholders is hereby rescinded, released, canceled and discharged; (ii)
Skintek hereby releases the Shareholders from and against any and all rights and claims which it may have against any of said persons arising under said employment agreements; (iii) the Shareholders hereby resign as directors, officers and employees (if applicable) of Skintek. Immediately prior to the foregoing, the directors of Skintek shall elect Stacy Kaufman as a director of
Skintek.

        5. Ultimate and the Shareholders hereby release and forever discharge
Skintek and any present or former director, officer, employee or agent of
Skintek and any of its subsidiaries from and against any and all claims, rights, actions, suits, and causes of action which they had, now have, or shall or may have against Skintek and any of such persons by reason of any matter, cause or thing whatsoever from the beginning of the world to the date hereof, including but not limited to any claims, rights, actions, suits, or causes of action arising under the Agreement or the transactions contemplated thereby but excluding however any claims, rights, actions, suits, or causes of action arising from agreements, representations and warranties made by Skintek in this
Rescission Agreement.

        6. Skintek hereby releases and forever discharges Ultimate and the
Shareholders and each of them from and against any and all claims, rights, actions, suits, and causes of action which Skintek had, now has, or shall or may have against Ultimate or any of the Shareholders, by reason of any matter, cause or thing whatsoever from the beginning of the world to the date hereof, including but not limited to claims, rights, actions, suits, and causes of action arising under the Agreement or the transactions contemplated thereby but excluding, however, any claims, rights, actions, suits, or causes of action arising from agreements, representations, and warranties made by Ultimate and the Shareholders in this Rescission Agreement.

        7. Skintek hereby represents and warrants to Ultimate and the
Shareholders as follows:

                7.1 The Ultimate Shares are free and clear of any liens or encumbrances of any character whatsoever and no third parties (except the parties hereto) have any rights or claims in and to the Ultimate Shares. Upon the delivery of the Ultimate Shares to Shareholders hereunder, Shareholders will acquire good and absolute title and ownership thereto, free and clear of any liens or encumbrances whatsoever.

                7.2 All necessary corporate action has been taken by Skintek to authorize the execution, delivery and consummation by Skintek of this Rescission
Agreement and the transactions contemplated hereby. This Rescission Agreement has been duly executed and delivered by Skintek and is a valid and enforceable obligation of Skintek in accordance with its terms. The execution, delivery and performance of this Rescission Agreement will not violate any provisions of law, any order of any court or other agency of government, the Certificate of
Incorporation or By-laws of Skintek, any provision of any indenture, agreement or other instrument to which Skintek is a party, or by which it or any of its properties or assets is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Skintek.

                7.3 No actions, suits, claims or proceedings have been
instituted, or to the best of Skintek's knowledge, threatened, questioning the validity or seeking to restrain the completion of the transactions contemplated hereby. No suits or proceedings have been instituted, nor, to the best of
Skintek's knowledge, threatened, by or against Skintek initiating a proceeding under the Federal Bankruptcy Act or any state insolvency or similar law. Skintek does not contemplate the filing of any proceeding under any of said laws.

                7.4 During the period commencing with the closing of the
Agreement and ending on the date hereof, Skintek has not entered into any agreements, commitments, or otherwise incurred any obligations on behalf of
Skintek, nor has Skintek issued any additional shares of Common Stock of Skintek or any warrants, options or other rights to purchase Common Stock of Skintek.

                7.5 Skintek understands and agrees that Ultimate and the
Shareholders have made no representation or warranty as to the tax consequences to Skintek of this Rescission Agreement and the events and actions contemplated hereby. Skintek has consulted and relied solely upon its own tax advisors with respect to all tax matters concerning this transaction.

        8. Ultimate hereby represents and warrants to Skintek that:

                8.1 Ultimate has authority to take, and has taken, all action required to be taken to permit it to enter into and carry out this Rescission
Agreement. This Rescission Agreement has been duly executed and delivered by
Ultimate and is valid and enforceable against them in accordance with its terms.

                8.2 Ultimate has not incurred any obligations or liabilities on behalf of Skintek and no third party has any claim against Skintek as a result of the conduct of the business of Ultimate. Skintek has no liability of any kind or nature (primary, secondary, contingent, liquidated or unliquidated, or otherwise) to any past, existing or future creditor, as such, of Ultimate.

                8.3 Ultimate has not solicited or obtained any credit or loan in which Skintek was a co-maker or a guarantor or which was secured by the assets of Skintek.

                8.4 Ultimate understands and agrees that Skintek has made no representation or warranty as to the tax consequences to Ultimate of this
Rescission Agreement and the events and actions contemplated hereby. Ultimate has consulted and relied solely upon its own tax advisors with respect to all tax matters concerning this transaction.

        9. Each Shareholder hereby represents and warrants to Skintek that:

                9.1 The Shareholder owns all the right, title and interest in and to the Skintek Shares issued in his or her name, free and clear of any security interests, liens, claims and encumbrances of any kind whatsoever, and has full right and power effectively to transfer unencumbered, record and beneficial ownership of such shares to Skintek pursuant to the terms of this
Rescission Agreement.

                9.2 This Rescission Agreement has been duly executed and
delivered by the Shareholder and is valid and enforceable against him or her in accordance with its terms.

                9.3 The Shareholder has not solicited or obtained any credit or loan in connection with his or her ostensible ownership of Skintek Shares.

                9.4 The Shareholder understands and agrees that Skintek has made no representation or warranty as to the tax consequences to the Shareholder of this Rescission Agreement and the events and actions contemplated hereby. The
Shareholder has consulted and relied solely upon the Shareholder's own tax advisors with respect to all tax matters concerning this transaction.

        10. Ultimate hereby indemnifies and holds Skintek harmless from and against any and all  liabilities,  losses,  damages  and claims  (including attorney's fees) which may be asserted  against Skintek by any past,  present or
future  creditor  of  Ultimate,   including,  without  limitation,   claims  and
liabilities  arising from any real or personal  property  leases with respect to which  Skintek  is lessee or  otherwise  obligated  but the  benefit of which is enjoyed by Ultimate, or guaranties,  if any, executed by Skintek for the benefit of Ultimate.  The relief  afforded  hereunder  shall be in addition to all other relief provided by law.

        11. Each of Skintek and Ultimate agree to provide, or cause to be provided  to the  other,  as soon as  reasonably  practical  after  written request therefor, any information, whether in written, oral, electronic or other form,  including  reports,  records,  books,  contracts,  instruments,  or other materials  ("Information")  in the possession of such party which the requesting party reasonably needs (i) to comply with any reporting or disclosure obligation
(including  under  applicable  securities  or  tax  laws)  (ii)  for  use in any judicial, regulatory,  administrative, tax or other proceeding or (iii) in order to satisfy  audit,  accounting,  claims,  regulatory,  litigation,  tax or other similar requirements.

        12. This Rescission Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

        13. This Rescission Agreement constitutes the entire agreement and understanding between Skintek, Ultimate and Shareholders with respect to the rescission provided for herein.

        14. This Rescission Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

        15. This Rescission Agreement shall be construed and interpreted in accordance with the laws of the State of Florida.

        16. All representations, warranties, covenants and agreements of any of the parties hereto made in this Rescission Agreement or in any certificate or document delivered by it pursuant hereto, shall survive the execution and delivery hereof and the closing hereunder.

   IN WITNESS WHEREOF, Skintek and Ultimate have caused their corporate names to be hereunto subscribed and the Shareholders have duly signed this Rescission
Agreement all as of the day and year first above written. SKINTEK LABS, INC.

                                        By: ________________________________
                                            ULTIMATE WARLOCK, INC.

                                        By: ________________________________
                                            Carter Read, President

                                            SHAREHOLDERS:

                                            ________________________________
                                            Richard Granville

                                            ________________________________
                                            Carter Read

                                            EVANSVILLE, LTD.

                                            By:_____________________________

                                            Title:__________________________

                                            _______________________________
                                            Karen Bircher

                                            _______________________________
                                            John Brainard

                                            _______________________________
                                            Farhad Behzadi

                                            ______________________________
                                            Stuart Sundlin